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                                                                     EXHIBIT 3.3

                                     BYLAWS

                                       OF

                                  SYMBION, INC.

                                   ARTICLE I.

                                     OFFICES

         1.1 REGISTERED OFFICE. The registered office of Symbion, Inc., a Delaware corporation (the "Corporation"), shall be at 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808, and its registered agent at such office shall be Corporation Service Company, or such other officer or registered agent as the Board of Directors of the Corporation (the "Board of Directors") shall from time to time select.

         1.2 OTHER OFFICES. The Corporation may have such other offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

         2.1 ANNUAL MEETING. An annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. The business to be transacted at such annual meeting shall be the election of directors and such other business as shall be properly brought before the meeting. Except as otherwise permitted by law, no stockholder of the Corporation shall require the Board of Directors to call an annual meeting of stockholders of the Corporation. Failure to hold the annual meeting of stockholders at the designated time shall not affect the validity of any corporate action.

         2.2 SPECIAL MEETINGS. A special meeting of the stockholders of the Corporation may be called, and business to be considered at any such meeting may be proposed, at any time by a majority of the members of the Board of Directors or the holders of at least ten percent (10%) of all the votes to be cast on any issue proposed to be considered at the proposed special meeting. Any written notice of a special meeting or duly executed waiver of notice of such special meeting shall state the purpose(s) of the proposed meeting. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

         2.3 PLACE OF MEETINGS. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or special meeting of stockholders. If no place is fixed by the Board of Directors, the meeting shall be held at the principal office of the Corporation. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but

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may instead be held solely by means of remote communication in a manner consistent with Delaware law.

         2.4      NOTICE OF MEETINGS; WAIVER.

                  (a) NOTICE OF MEETINGS. Except as otherwise provided by applicable law, written notice of the place, if any, date and hour of each annual and special meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, a description of the purpose(s) for which the meeting is called, shall be delivered no fewer than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail or by electronic communication to the extent permitted by Delaware law to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

                  (b) WAIVER. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware (the "General Corporation Law"), the Certificate of Incorporation of the Corporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

         2.5      ADVANCE NOTICE OF STOCKHOLDER BUSINESS AT ANNUAL MEETING.

                  (a) BUSINESS TO BE CONDUCTED AT ANNUAL MEETING. At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of a majority of the members of the Board of Directors, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this
Section 2.5, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in paragraph (b) of this Section 2.5.

                  (b) BUSINESS BROUGHT BEFORE THE ANNUAL MEETING BY A STOCKHOLDER. For business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (iii) of paragraph (a) of this
Section 2.5, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the Corporation's principal place of business. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date on which the Corporation first mailed its proxy statement to stockholders in connection with the preceding year's annual meeting; provided, however, that in the event that the date of the meeting is changed by more than

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thirty (30) days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or Public Disclosure (as defined below) of the meeting date was made. A stockholder's notice to the Secretary with respect to business to be brought at an annual meeting shall set forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting, (2) with respect to each such stockholder, that stockholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the class and number of shares of each class of capital stock of the Corporation owned beneficially or of record by that stockholder, and (3) any interest of the stockholder in the proposed business. For the purposes of these Bylaws, "Public Disclosure" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  (c) BUSINESS NOT PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.5. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section 2.5 shall relieve a stockholder who proposes to conduct business at an annual meeting from complying with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

         2.6 RECORD DATE. In determining the stockholders entitled to notice of and to vote at any annual or special meeting of stockholders or any adjournment thereof, the Board of Directors may fix a date which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which is no more than sixty (60) days nor less than ten (10) days before the date of the meeting as a record date. A record date fixed for a meeting of stockholders is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date.

         2.7 STOCKHOLDERS' LIST. At least ten (10) days before every meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation's stock ledger shall prepare and make a complete list of the names of all stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an

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electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

         2.8 QUORUM. Except as otherwise provided by the General Corporation Law, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting, notwithstanding the withdrawal of a number of stockholders so that less than a quorum remains.

         2.9 ADJOURNMENTS. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders or any adjournment thereof, the chairman of the meeting or a majority in interest of the stockholders entitled to vote thereat who are present, in person or by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting (unless the Board of Directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present, in person or by proxy; provided that, if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

         2.10 VOTING OF SHARES. Unless otherwise provided in the Certificate of Incorporation of the Corporation, a stockholder entitled to notice of and to vote at a meeting of stockholders shall be entitled to one vote for each share of capital stock of the Corporation standing in his name on the transfer books of the Corporation on the record date fixed for such meeting. When a quorum is present at any meeting, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one which, under the General Corporation Law, the Certificate of Incorporation of the Corporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         2.11 PROXIES. Each stockholder entitled to vote at a meeting of the stockholders may authorize another person or persons to act for him, her or it by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A stockholder may authorize another person or persons to act for him, her or it as proxy in the manner(s) provided under Section 212(c) of the General Corporation Law or as otherwise provided under Delaware law. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of
Section 212(e) of the General Corporation Law.

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         2.12     ORDER OF BUSINESS. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

         2.13     CONDUCT OF MEETING.

                  (a) CHAIRMAN AND SECRETARY OF MEETING. The Chairman of the Board shall act as chairman of, and preside at, all meetings of stockholders. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer's duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these Bylaws or by such person as the Board of Directors appoints with respect to such meeting.

                  (b) MOTIONS FROM THE FLOOR. Only stockholders of record will be permitted to present motions from the floor at any meeting of stockholders.

                  (c) AUTHORITY OF THE CHAIRMAN OF THE MEETING. The chairman of the meeting shall preside over and conduct the meeting in a fair and reasonable manner, and all questions of procedure or conduct of the meeting shall be decided solely by the chairman of the meeting. The chairman of the meeting shall have all power and authority vested in a presiding officer by law or practice to conduct an orderly meeting. Among other things, the chairman of the meeting shall have the power to adjourn or recess the meeting, to silence or expel persons to ensure the orderly conduct of the meeting, to declare motions or persons out of order, to prescribe rules of conduct and an agenda for the meeting, to impose reasonable time limits on questions and remarks by any stockholder, to limit the number of questions a stockholder may ask, to limit the nature of questions and comments to one subject matter at a time as dictated by any agenda for the meeting, to limit the number of speakers or persons addressing the chairman of the meeting or the meeting, to determine when the polls shall be closed, to limit the attendance at the meeting to stockholders of record, beneficial owners of stock who present letters from the record holders confirming their status as beneficial owners, and the proxies of such record and beneficial holders, and to limit the number of proxies a stockholder may name.

         2.14 INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act or if inspectors shall not have been so appointed by the Board of Directors, the chairman of the meeting shall appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies and shall receive votes or ballots hear and determine all challenges and questions arising in connection with the right to vote, retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, count and tabulate all votes and ballots, determine the results, certify their determination of the number of shares represented at the meeting and their count of all votes and ballots and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter

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determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

         2.15 NO STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. No action required to be taken or that may be taken at any meeting of the holders of Common Stock may be taken without a meeting, and the power of holders of Common Stock to consent in writing, without a meeting, to the taking of any action is specifically denied.

                                  ARTICLE III.

                               BOARD OF DIRECTORS

         3.1 POWERS AND DUTIES. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         3.2      NUMBER AND QUALIFICATIONS; ELECTION.

                  (a) NUMBER AND QUALIFICATIONS. The Board of Directors shall consist of such number of members not less than one (1) nor more than eleven (11), the exact number to be fixed and determined from time to time by resolution of a majority of the Board of Directors. At such time as the Corporation shall have three (3) or more directors, the Board of Directors shall be divided into three (3) classes (the "Classified Directors") with the first class ("Class I"), the second class ("Class II") and the third class ("Class III") to consist as nearly as practicable of an equal number of directors. The term of office of the Class I directors shall expire at the 2003 annual meeting of stockholders, the term of the Class II directors shall expire at the 2004 annual meeting of stockholders, and the term of office of the Class III directors shall expire at the 2005 annual meeting of the stockholders, with each director to hold office until his or her successor shall be duly elected and qualified. At each annual meeting of stockholders, the Classified Directors elected to succeed those Classified Directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders following their election. None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware.

                  (b) ELECTION. Except as otherwise required by the General Corporation Law, the Certificate of Incorporation of the Corporation or these Bylaws, the directors of the Corporation shall be elected at an annual meeting of stockholders at which a quorum is present by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors or a class of directors.

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         3.3      NOMINATION OF DIRECTOR CANDIDATES.

                  (a) Nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 3.3, who shall be entitled to vote for the election of the director so nominated and who complies with the notice procedures set forth in this Section 3.3.

                  (b) Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation at the Corporation's principal place of business. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than ninety
(90) days nor more than one hundred twenty (120) days prior to the first anniversary of the date on which the Corporation first mailed its proxy statement to stockholders in connection with the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the date on which notice of the date of the meeting was mailed or Public Disclosure of the meeting date was made, and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth
(10th) day following the earlier of the day on which notice of the date of the meeting was mailed or Public Disclosure of the meeting date was made. Such notice shall set forth (i) as to each nominee for election as a director, the name, age, principal occupation, business experience during the past five years, business address and telephone number, and residence address and telephone number of such nominee, the number of shares of each class of the Corporation's capital stock owned beneficially or of record by such nominee, and all other information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or that otherwise would be required, in each case consistent with Regulation 14A under the Exchange Act (including such person's written consent to serving as a director if elected and, if applicable, to being named in the proxy statement as a nominee), and
(ii) as to the stockholder of record submitting such notice, (A) the name and address, as they appear on the records of the Corporation, of such stockholder of record, (B) the class and number of shares of the Corporation which are beneficially owned or owned of record by such stockholder of record, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person(s) (including their names) pursuant to which the nomination was or is to be made and (D) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate such person(s) named in such notice. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish the Secretary of the Corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee.

                  (c) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.3. The election of any director in violation of this Section 3.3 shall be void and of no force or effect. The chairman of the meeting shall, if the facts warrant, determine and declare to the

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meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this
Section 3.3.

         3.4 MEETINGS; NOTICE. The Board of Directors may hold regular and special meetings either within or without the State of Delaware. Directors may participate in a regular or special meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

                  (a) REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may determine. Notice of such regular meetings shall not be required.

                  (b) SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President or any two (2) directors. Unless the Certificate of Incorporation of the Corporation otherwise provides, special meetings must be preceded by at least twenty-four (24) hours' notice of the date, time and place of the meeting but need not describe the purpose of such meeting. Except as provided by applicable law, notice may be delivered personally, by telephone or by electronic transmission or sent by first-class mail, overnight courier or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Corporation.

                  (c) WAIVER OF NOTICE. A director may waive any required notice before or after the date and time stated in the notice. A written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, shall be deemed equivalent to notice. A director's attendance at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

         3.5 QUORUM. Unless the Certificate of Incorporation of the Corporation requires a greater number, a quorum of the Board of Directors consists of a majority of the number of directors in office immediately before the meeting begins.

         3.6 ADJOURNMENT. If at any meeting of the Board of Directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken.

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         3.7      VOTING. If a quorum is present when a vote is taken, the
affirmative vote of a majority of directors present is the act of the Board of Directors, unless the Certificate of Incorporation of the Corporation or these Bylaws require the vote of a greater number of directors.

         3.8 ELECTION OF OFFICERS. The Board of Directors may elect officers of the Corporation at any meeting of the Board of Directors at which a quorum shall be present.

         3.9 ACTION WITHOUT MEETING. Unless the Certificate of Incorporation of the Corporation otherwise provides, any action required or permitted by the General Corporation Law to be taken at a meeting of the Board of Directors may be taken without a meeting if all directors consent in writing or by electronic transmission and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Written consents may be executed in counterparts and through facsimile transmission and such counterparts and facsimile transmissions shall be effective for all purposes.

         3.10 COMPENSATION. Directors and members of any committee created by the Board of Directors shall be entitled to such reasonable compensation for their services as directors and members of such committee as shall be fixed from time to time by the Board of Directors, and shall also be entitled to reimbursement for any reasonable expenses incurred in attending meetings of the Board or of any such committee meetings. Such compensation shall not preclude any director receiving such compensation from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

         3.11 RESIGNATION. A director may resign at any time by delivering notice in writing or by electronic transmission to the Corporation; provided, however, that only notice to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

         3.12 VACANCIES. Unless the Certificate of Incorporation of the Corporation otherwise provides, if a vacancy occurs on the Board of Directors for any reason, including a vacancy resulting from an increase in the number of directors or a vacancy resulting from the removal of a director, such vacancy may be filled only by the Board of Directors, acting by a majority of the remaining directors then in office; provided that, if the directors remaining in office constitute fewer than a quorum of the Board of Directors, they may fill such vacancy by the affirmative vote of a majority of all the directors or the sole director remaining in office. Any director chosen to fill a vacancy pursuant to this Section 3.12 shall hold office for the remainder of the full term of the class of directors for which such director shall have been chosen, and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation or removal.

         3.13 REMOVAL OF DIRECTORS. Except as otherwise provided in the Certificate of Incorporation of the Corporation, these Bylaws or the General Corporation Law, any

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director or the entire Board of Directors may be removed but only for cause and only by the holders of a majority of the shares then entitled to vote at an election of directors. For purposes of removal of a director of the Corporation, "cause" shall mean (a) a final conviction of a felony involving moral turpitude or (b) willful misconduct that is materially and demonstrably injurious economically to the Corporation. For purposes of this definition of "cause," no act, or failure to act, by a director shall be considered "willful" unless committed in bad faith and without a reasonable belief that the act or failure to act was in the best interest of the Corporation or any Affiliate of the Corporation. "Cause" shall not exist unless and until the Corporation has delivered to the director a written notice of the act or failure to act that constitutes "cause" and such director shall not have cured such act or omission within ten (10) days after the delivery of such notice. As used in these Bylaws, "Affiliate" has the meaning given such term under Rule 12b-2 of the Exchange Act.

                                   ARTICLE IV.

                                   COMMITTEES

         Unless the Certificate of Incorporation of the Corporation otherwise provides, the Board of Directors may create one (1) or more committees, each consisting of one (1) or more members. All members of committees of the Board of Directors which exercise powers of the Board of Directors must be members of the Board of Directors and serve at the pleasure of the Board of Directors. In the event any member of any such committee ceases to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of such committee(s). The creation of a committee and appointment of a member or members to it must be approved by the greater of (i) a majority of all directors in office when the action is taken or (ii) the number of directors required by the Certificate of Incorporation of the Corporation or these Bylaws to take action. Unless otherwise provided in the General Corporation Law, to the extent specified by the Board of Directors or in the Certificate of Incorporation of the Corporation or these Bylaws, each committee may exercise the authority of the Board of Directors. All such committees and their members shall be governed by the same requirements and provisions of the General Corporation Law, the Certificate of Incorporation of the Corporation and these Bylaws regarding meetings, action without meetings, notice and waiver of notice, quorum, voting requirements and resignation as are applicable to the Board of Directors and its members.

                                   ARTICLE V.

                                    OFFICERS

         5.1 OFFICERS. The officers of the Corporation shall consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer and a Secretary, each elected by the Board of Directors. In addition, the Board of Directors or the Chief Executive Officer may elect or appoint such other officers as deemed desirable or appropriate for the conduct of the business of the Corporation, including, but not limited to, a Chief Operating Officer and one or more Vice Presidents, Assistant Secretaries, Treasurers and Assistant Treasurers. One person may simultaneously hold more than one office. Officers need not be directors or stockholders of the Corporation.

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         5.2      TERM. Each officer elected by the Board of Directors shall serve at the pleasure of the Board of Directors and until his or her successor shall have been appointed, or until his death, resignation or removal. Each officer appointed by the Chief Executive Officer shall serve at the pleasure of the Chief Executive Officer or the Board of Directors and until such officer's successor shall have been elected and qualified, or until his earlier death, resignation or removal.

         5.3 RESIGNATION AND REMOVAL. An officer may resign at any time by delivering notice to the Corporation; provided, however, that only notice to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation. Such resignation is effective when such notice is delivered unless such notice specifies a later effective date. Acceptance of such resignation shall not be necessary to make it effective. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors or Chief Executive Officer, depending on the office, may fill the pending vacancy before the effective date provided the successor does not take office until the effective date. The Board of Directors may remove any officer at any time with or without cause, and the Chief Executive Officer may remove any officer that is not elected by the Board of Directors at any time with or without cause. Such removal by the Board of Directors or the Chief Executive Officer shall be without prejudice to the contractual rights, if any, of the person so removed.

         5.4 VACANCIES. Any vacancy in the offices of Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer or Secretary from any cause shall be filled by the Board of Directors. Vacancies in any other offices may be filled only by the Board of Directors or the Chief Executive Officer.

         5.5      DUTIES.

                  (a) CHAIRMAN OF THE BOARD. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and stockholders and shall have all powers and perform all duties incident to the office of Chairman of the Board, and such other powers and duties prescribed by the Board of Directors or these Bylaws.

                  (b) CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the direction and control of the Board of Directors, shall have the general control and management of the business and affairs of the Corporation and be responsible for the active, executive management and supervision of the operations of the Corporation. The Chief Executive Officer shall have the full authority and responsibility for formulating the essential strategic plans and policies of the Corporation and for administering the same. The Chief Executive Officer shall have the general powers and duties of supervision and management usually vested in the office of the chief executive officer of a corporation and shall perform such other duties and have such other powers as the Board of Directors or these Bylaws may from time to time prescribe. The Chief Executive Officer shall report directly to the Board of Directors.

                  (c) PRESIDENT. The President shall have such powers and duties as the Board of Directors or Chief Executive Officer or these Bylaws may from time to time prescribe.

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

                  (d) VICE PRESIDENT. The Vice President or Vice Presidents (if any) shall assist the Chief Executive Officer and President in the active management of the business, and shall perform such other duties as the Board of Directors, Chief Executive Officer or President or these Bylaws may from time to time prescribe.

                  (e) CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall render statements of the financial affairs of the Corporation in such form and at such times as requested or required by the Board of Directors, the Chief Executive Officer or the President, and shall keep and maintain, or cause to be kept and maintained, adequate and accurate books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings. The Chief Financial Officer shall have the custody of the Corporation's funds and securities, shall keep or cause to be kept full and accurate account of receipts and disbursements in books belonging to the Corporation, and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, Chief Executive Officer or President. The Chief Financial Officer shall disburse or cause to be disbursed the funds of the Corporation as required in the ordinary course of business or as may be ordered by the Board of Directors or the Chief Executive Officer or President, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, President and directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all of his transactions as Chief Financial Officer and the financial condition of the Corporation. He shall perform such other duties as may be incident to his office or as prescribed from time to time by the Board of Directors, Chief Executive Officer or President or these Bylaws.

                  (f) SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall prepare and record all votes and all minutes of all such meetings in a book to be kept for that purpose; he shall perform like duties for any committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors when required, and unless directed otherwise by the Board of Directors, shall keep, or cause to be kept, a stock record containing the names of all persons who are stockholders of the Corporation, showing their place of residence and the number of shares held by them respectively. The Secretary shall have the responsibility of authenticating records of the Corporation. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors, Chief Executive Officer or President.

                  (g) OTHER OFFICERS. Other officers appointed or elected by the Board of Directors or Chief Executive Officer shall exercise such powers and perform such duties as may be prescribed in these Bylaws or by the Board of Directors or the Chief Executive Officer.

                  (h) DELEGATION OF DUTIES. In case of the absence or disability of any officer of the Corporation or of any person authorized to act in his place, the Board of Directors or Chief Executive Officer, as appropriate, may from time to time delegate the powers and duties of such officer to any officer, or any director, or any other person whom it may select, during such period of absence or disability.

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                                   ARTICLE VI.

                                 SHARES OF STOCK

         6.1 STOCK CERTIFICATES. The shares of any or all of the Corporation's classes or series of stock shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President or Vice President, and by the Chief Financial Officer or the Secretary or an Assistant Secretary representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         6.2 LEGENDS; SPECIAL DESIGNATIONS. The Board of Directors shall have the power and authority to provide the certificates representing shares of stock bear such legends as the Board of Directors deems appropriate in connection with the requirements of federal or state securities laws or other applicable law. If the Corporation is authorized to issue more than one (1) class of stock or more than one (1) series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         6.3 TRANSFERS. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by (i) the holder of record thereof, (ii) by his legal representative, who, upon request of the Corporation, shall furnish proper evidence of authority to transfer, or (iii) his attorney, authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a duly appointed transfer agent. Such transfers shall be made only upon surrender, if applicable, of the certificate or certificates for such shares properly endorsed and with all taxes thereon paid.

         6.4 LOST, DESTROYED OR STOLEN CERTIFICATES. No certificate for shares of capital stock of the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence, satisfactory to the

Corporation, of such loss, destruction or theft, and, if the Corporation so requires, upon the furnishing of an indemnity bond in such amount and with such terms and such surety as the Corporation may in its discretion require.

                                  ARTICLE VII.

                                CORPORATE ACTIONS

         7.1 CONTRACTS. Unless otherwise required or provided by the Board of Directors, the Chief Executive Officer and President may execute contracts or other instruments on behalf of and in the name of the Corporation. The Board of Directors and, subject to any specific directions of the Board of Directors, the Chief Executive Officer or President may from time to time authorize any other officer, assistant officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation as it may deem appropriate, and such authority may be general or confined to specific instances.

         7.2 LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Chief Executive Officer, President or the Board of Directors. Such authority may be general or confined to specific instances.

         7.3 CHECKS, DRAFTS, ETC. Unless otherwise required by the Board of Directors, all checks, drafts, bills of exchange and other negotiable instruments of the Corporation shall be signed by either the Chief Executive Officer or President or such other officer, assistant officer or agent of the Corporation as may be authorized so to do by the Board of Directors or the Chief Executive Officer or President. Such authority may be general or confined to specific business, and, if so directed by the Board, the signatures of two or more such officers may be required.

         7.4 DEPOSITS. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Board of Directors or Chief Executive Officer may authorize.

         7.5 VOTING SECURITIES HELD BY THE CORPORATION. Unless otherwise required by the Board of Directors, the Chief Executive Officer and the President shall have full power and authority on behalf of the Corporation to attend any meeting of security holders, or to take action on written consent as a security holder, of other corporations in which the Corporation may hold securities. In connection therewith the Chief Executive Officer and the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation possesses. The Board of Directors or the Chief Executive Officer or President may, from time to time, confer like powers upon any other person or persons.

         7.6 DIVIDENDS. The Board of Directors may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by applicable law. The record date for the determination of share holders entitled to receive the payment of any dividend shall be determined by the Board of Directors, but which in any event shall not be less than ten (10) days nor more than sixty (60) days prior to the date of such payment.

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                                  ARTICLE VIII.

                                 INDEMNIFICATION

         8.1 NATURE OF INDEMNITY. The Corporation shall indemnify, and upon request shall advance expenses to, in the manner and to the fullest extent authorized or permitted by the General Corporation Law (as now or hereafter in effect), any person (or the estate of any person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent authorized or permitted by the General Corporation Law (as now or hereafter in effect). Any repeal or modification of the foregoing by amendment or operation of law shall not adversely affect any right of a director, officer or employee of the Corporation existing at the time of such repeal or modification.

         8.2 PROCEDURE FOR INDEMNIFICATION. Any indemnification of a director, officer or employee of the Corporation under Section 8.1 of this
Article VIII or advance of expenses under Section 8.5 of this Article VIII shall be made promptly, and in any event within 30 days, upon the written request of the director, officer or employee. If a determination by the Corporation that the director, officer or employee is entitled to indemnification pursuant to this Article VIII is required, and the Corporation fails to respond within 60 days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article VIII shall be enforceable by the director, officer or employee in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         8.3 ARTICLE NOT EXCLUSIVE. The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         8.4 INSURANCE. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under this
Article VIII.

         8.5      EXPENSES. Expenses incurred by any person described in Section
8.1 of this Article VIII in defending a proceeding shall be paid by the Corporation in advance of such proceeding's final disposition unless otherwise determined by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

         8.6 AGENTS. Persons who are not covered by the foregoing provisions of this Article VIII and who are or were agents of the Corporation, or who are or were serving at the request of the Corporation as agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

         8.7 CONTRACT RIGHTS. The provisions of this Article VIII shall be deemed to be a contract right between the Corporation and each director, officer or employee who serves in any such capacity at any time while this Article VIII and the relevant provisions of the General Corporation Law or other applicable law are in effect, and any repeal or modification of this Article VIII or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

         8.8 MERGER OR CONSOLIDATION. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                       16
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                                   ARTICLE IX.

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be determined by the Board of Directors, and in the absence of such determination, shall be the calendar year.

                                   ARTICLE X.

                                 CORPORATE SEAL

         The Corporation shall not have a corporate seal.

                                   ARTICLE XI.

                               AMENDMENT OF BYLAWS

         The affirmative vote of the holders of at least sixty-seven percent (67%) of the outstanding shares of the Corporation then entitled to vote, voting together as a single class, shall be required to repeal or amend any provision of these Bylaws of the Corporation; provided, however, that the Board of Directors may repeal or amend any provision of these Bylaws of the Corporation unless (i) the General Corporation Law reserves this power exclusively to the stockholders; or (ii) the stockholders, in amending or repealing a particular Bylaw, provide expressly that the Board of Directors may not amend or repeal that particular Bylaw.

                                       17